QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.1

FIRST AMENDING AGREEMENT

        THIS AGREEMENT is made as of July 26, 2006,

B E T W E E N:

MAGNA ENTERTAINMENT CORP.

as Borrower (the "Borrower")

— and —

THE GUARANTORS SET FORTH

ON THE SIGNATURE PAGES HEREOF

as Guarantors (collectively, the "Guarantors")

— and —

BANK OF MONTREAL, ACTING THROUGH ITS

CHICAGO LENDING OFFICE

as Lender (the "Lender")

— and —

BANK OF MONTREAL, ACTING THROUGH ITS

CHICAGO LENDING OFFICE

as Agent (the "Agent")

RECITALS:

A.
The Lender has made a certain credit facility available to the Borrower in accordance with the terms and conditions set out in an amended and restated credit agreement (the "Loan Agreement") dated as of July 22, 2005, between the Borrower, the Guarantors, the Lender, the Agent and BMO Nesbitt Burns Inc., a Division of Bank of Montreal, as arranger;

B.
The Borrower, the Lender and the Agent have agreed to amend the Loan Agreement in order to increase the Lender's Commitment on the terms and conditions set out herein and have agreed to certain other additional amendments to the Loan Agreement set out herein; and

C.
The Guarantors have agreed to confirm the guarantees and security granted by them in connection with the Loan Agreement.

        NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties agree as follows:

1.     Interpretation

        Capitalized terms not defined in this First Amending Agreement have the meaning given to such terms in the Loan Agreement.

2.     Loan Agreement Amendments

        The parties hereto agree to amend the Loan Agreement as follows:

  (a)
  by deleting the amount of "$50,000,000" set forth in section 1.1.6 and opposite the Lender's name in Schedule 1.1.65 thereof and replacing the same with "$64,000,000";

  (b)
  by deleting the reference to "July 31, 2006" in Section 1.1.120 and replacing it with a reference to "November 5, 2006" such that November 5, 2006 (the "BMO Maturity Date") will be the "Termination Date" for the purposes of the Loan Agreement; and

  (c)
  by adding the following to section 2.3.2 after the words "Designated Assets":

      "other than $39 million of sale proceeds of the Meadows Properties which shall be paid to the Lender as a repayment hereunder immediately after the first $100 million of such sale proceeds has been paid to MID Islandi sf, such $39 million being an aggregate figure that includes the $12 million repayment provided for in the Consent and Waiver dated November 15, 2005 between the Lender and the Borrower".

3.     Conditions Precedent to Loan Agreement Amendments

        The obligation of the Lender to agree to the amendment to increase the Lender's Commitment on or after the date hereof is subject to fulfillment of the following conditions precedent on the date hereof:

  (a)
  the Borrower, MID Islandi sf and MI Developments Inc. agree to amend the Subordinated MID Bridge Facility to extend the maturity date thereof to December 5, 2006;

  (b)
  the Borrower, MID Islandi sf and MI Developments Inc. agree to amend the subordination agreement dated July 22, 2005 amongst the Agent, the Lender, MID Islandi sf and MI Developments Inc. to reflect the amendments to the Loan Agreement contemplated by section 2(c) above;

  (c)
  the representations and warranties of the Borrower set out in section 6.1 of the Loan Agreement are true and correct on the date hereof provided if any such representation and warranty is specifically given as of any particular date or particular period of time, then such representation and warranty shall continue to be given as at such date or such period of time;

  (d)
  no Default or Event of Default has occurred or is continuing or would arise immediately after giving effect to or as a result of the amendment herein;

  (e)
  no Material Adverse Change since December 31, 2005 shall have occurred;

  (f)
  payment in full of all reasonable invoiced fees, including for greater certainty, a commitment fee of 0.375% of the Aggregate Commitment and all reimbursable out-of-pocket expenses payable by the Borrower on or prior to the date hereof including payment of all reasonable fees, disbursements and out-of-pocket expenses of counsel to the Agent and the Lenders;

  (g)
  such other documentation or information as the Lender shall have reasonably requested; and

  (h)
  the Lender shall have received evidence of committed construction financing for the reconstruction of and addition of Slots Facilities at Gulfstream Park in the additional amount of $25,750,000.

4.     Renewal Fee

        To the extent the Credit Facility is extended beyond the BMO Maturity Date, the Borrower shall pay a commitment fee of 0.375% of the Aggregate Commitment and all reimbursable out-of-pocket expenses payable by the Borrower on or prior to such date including payment of all reasonable fees, disbursements and out-of-pocket expenses of counsel to the Agent and the Lenders.

5.     Conditions Precedent to Future Advances

        The obligation of the Lender to advance more than $50,000,000 under the Credit Facility (a "Future Advance") on or after the date hereof is subject to fulfillment of the following conditions precedent:

  (a)
  the Lender shall have received duly executed and delivered original copies of a guarantee in a form satisfactory to the Lender, acting reasonably, from MEC Maryland Investments, Inc. (the "New Guarantor") as security for the Borrower's obligations under the Loan Agreement (the "New Security");

  (b)
  the Lender shall have received evidence of registration of the New Security in such jurisdictions as the Lender may require together with search reports in the name of the Borrower and the New Guarantor as may be required by the Lender; and

  (c)
  the Lender shall have received an opinion of Borrower's counsel in respect of the New Security dated the date of any such Future Advance in form and substance satisfactory to the Agent and Lenders, acting reasonably;

  (d)
  the Lender shall have received the following in form and substance satisfactory to the Lenders, acting reasonably:

  i.
  an Officer's Certificate dated the date of any such Future Advance certifying that attached thereto are true and correct copies of the following documents, and that such documents are in full force and effect, unamended;

  ii.
  the articles or constating documents of each of the New Guarantor and AmTote International, Inc. ("AmTote");

  iii.
  the by-laws or other organizational documents of each of the New Guarantor and AmTote;

  iv.
  a certificate of incumbency including sample signatures of officers and directors of the New Guarantor; and

  v.
  the resolutions or other documentation evidencing that all necessary action, corporate or otherwise, has been taken by each of the New Guarantor to authorize the execution, delivery and performance of the New Security (as defined below) to which it is a party; and

  (e)
  a certificate of status, certificate of good standing or similar certificate with respect to the jurisdiction of incorporation of each of the New Guarantor and AmTote.

6.     Pledge of Shares

        New Guarantor shall, upon the acquisition of all of the shares of AmTote pursuant to the terms of a stockholders agreement dated as of August 21, 2003, pledge all shares of AmTote that New Guarantor holds as additional security, and such shares shall thereafter be deemed to be included in the definition of New Security.

7.     Loan Agreement

        Save as expressly amended by this First Amending Agreement, all other terms and conditions of the Loan Agreement and each of the Loan Documents remain in full force and effect, unamended, and this First Amending Agreement constitutes a Loan Document for the purposes of the Loan Agreement.

8.     Guarantee and Security

        Each of the Guarantors acknowledges and confirms that (i) the guarantee granted by it pursuant to Article 10 of the Loan Agreement constitutes a continuing guarantee of, among other things, all present and future obligations of the Borrower to the Lender under the Loan Agreement and shall remain in full force and effect; and (ii) each of the other Loan Documents executed by it shall remain in full force and effect. In addition, (i) MEC Land Holdings (California) Inc. acknowledges and confirms that the Golden Gate Mortgage constitutes continuing security for the obligations secured thereby and shall remain in full force and effect, and (ii) The Santa Anita Companies, Inc. acknowledges and confirms that the Santa Anita Mortgage constitutes continuing security for the obligations secured thereby and shall remain in full force and effect. The Lender acknowledges that, concurrent with any Future Advance, MID Islandi sf will be granted a second ranking charge on the shares of AmTote on terms and conditions substantially similar to the New Security.

9.     Counterparts

        This First Amending Agreement may be signed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        IN WITNESS WHEREOF this First Amending Agreement has been executed by the parties hereto as of the date first written above.

MAGNA ENTERTAINMENT CORP., as Borrower
By:	/s/ Signed Name: Title:
By:	/s/ Signed Name: Title:

BAY MEADOWS OPERATING COMPANY LLC, as Guarantor, but only with respect to Article 10 of the Loan Agreement and all other provisions related thereto
By:	/s/ Signed Name: Title:
By:	/s/ Signed Name: Title:

PACIFIC RACING ASSOCIATION, as Guarantor, but only with respect to Article 10 of the Loan Agreement and all other provisions related thereto
By:	/s/ Signed Name: Title:
By:	/s/ Signed Name: Title:

MEC LAND HOLDINGS (CALIFORNIA) INC., as Guarantor, but only with respect to Article 10 of the Loan Agreement and all other provisions related thereto
By:	/s/ Signed Name: Title:
By:	/s/ Signed Name: Title:

THE SANTA ANITA COMPANIES, INC., as Guarantor, but only with respect to Article 10 of the Loan Agreement and all other provisions related thereto
By:	/s/ Signed Name: Title:
By:	/s/ Signed Name: Title:

LOS ANGELES TURF CLUB, INCORPORATED, as Guarantor, but only with respect to Article 10 of the Loan Agreement and all other provisions related thereto
By:	/s/ Signed Name: Title:
By:	/s/ Signed Name: Title:

BANK OF MONTREAL, acting through its Chicago lending office, as Lender
By:	/s/ Signed Name: Title:
By:	/s/ Signed Name: Title:

BANK OF MONTREAL, acting through its Chicago lending office, as Agent
By:	/s/ Signed Name: Title:
By:	/s/ Signed Name: Title:

QuickLinks

FIRST AMENDING AGREEMENT